EXHIBIT 99.1

Angel Oak Mortgage, Inc. Announces Name Change to
Angel Oak Mortgage REIT, Inc.

ATLANTA – March 1, 2023 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), today announced plans to change its name to Angel Oak Mortgage REIT, Inc.

The name change will take effect on or about March 10, 2023. The Company’s website, CUSIP, and New York Stock Exchange ticker symbol will remain unchanged.

About the Company
The Company is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com